UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 13, 2025

OppFi Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39550	85-1648122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
130 E. Randolph Street, Suite 3400
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (312) 212-8079
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPFI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	OPFI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2025 (the “Amendment Date”), Opportunity Financial, LLC, a Delaware limited liability company (“OppFi-LLC”) and subsidiary of OppFi Inc., a Delaware corporation (the “Company”), Opportunity Funding SPE V, LLC, a Delaware limited liability company and wholly owned subsidiary of OppFi-LLC, as borrower (the “Borrower”), OppWin, LLC and OppWin BPI, LLC, each a Delaware limited liability company and wholly owned subsidiary of OppFi-LLC, each as sellers, Midtown Madison Management LLC, as administrative and collateral agent (in such capacity, the “Agent”), and the lenders party thereto entered into a Second Amended and Restated Revolving Credit Agreement (the “Second A&R Credit Agreement”), which amended that certain Amended and Restated Revolving Credit Agreement, originally entered into on July 19, 2023 (as amended, supplemented or otherwise modified prior to the Amendment Date, the “Existing Credit Agreement”), by and among OppFi-LLC, the Borrower, OppWin, LLC, the Agent and the lenders party thereto.

The Second A&R Credit Agreement amended the Existing Credit Agreement to, among other things, increase the size of the facility under the Existing Credit Agreement from $250 million to $300 million and extend the maturity date to February 13, 2029. The $300 million of availability under the Second A&R Credit Agreement is comprised of $62.5 million under the existing Tranche C and $237.5 million under a new Tranche D. Loans under Tranche C bear interest at the Term Secured Overnight Financing Rate (“Term SOFR”) plus 7.75%, through December 31, 2025, and at Term SOFR plus 7.3% at January 1, 2026 and thereafter. Loans under Tranche D bear interest at Term SOFR plus 7.3%. The commitment period under both tranches is until February 13, 2028. A portion of the proceeds of the Second A&R Credit Agreement were used to repay in full the outstanding Tranche B loans under the Existing Credit Agreement and the remainder of the proceeds are intended to be used to finance receivables growth.

The foregoing description of the Second A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R Credit Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Second A&R Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On February 18, 2025, the Company issued a press release announcing the Second A&R Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information in this Item 7.01 and the information contained in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 18, 2025.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025	OppFi Inc.

	By:	/s/ Pamela D. Johnson
Pamela D. Johnson
Chief Financial Officer